UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2017
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.

In this report we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding total retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.

This report also contains an overview of our worldwide retail sales of products by major end use. We provide this information annually to summarize and highlight the various applications and industries to which our products are sold and used.

The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc.
Rolling 3 Month Retail Sales Statistics

Retail Sales of Machines by geographic region for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

Total Machines	February 2017	January 2017	December 2016
Asia/Pacific	UP 39%	UP 26%	UP 19%
EAME	DOWN 3%	DOWN 13%	DOWN 21%
Latin America	DOWN 21%	DOWN 29%	DOWN 34%
North America	DOWN 10%	DOWN 13%	DOWN 14%
World	DOWN 1%	DOWN 8%	DOWN 12%
Resources Industries	February 2017	January 2017	December 2016
Asia/Pacific	UP 1%	UP 26%	UP 11%
EAME	UP 16%	UP 4%	DOWN 18%
Latin America	DOWN 39%	DOWN 44%	DOWN 42%
North America	DOWN 12%	DOWN 14%	DOWN 4%
World	DOWN 7%	DOWN 7%	DOWN 10%
Construction Industries	February 2017	January 2017	December 2016
Asia/Pacific	UP 52%	UP 27%	UP 21%
EAME	DOWN 9%	DOWN 18%	DOWN 22%
Latin America	DOWN 9%	DOWN 21%	DOWN 30%
North America	DOWN 9%	DOWN 13%	DOWN 16%
World	UP 2%	DOWN 8%	DOWN 12%
Reported in constant dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation Retail Sales by industry for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

	February 2017	January 2017	December 2016
Power Gen	DOWN 13%	DOWN 15%	DOWN 26%
Industrial	DOWN 11%	DOWN 7%	DOWN 17%
Transportation	DOWN 15%	DOWN 15%	DOWN 20%
Oil & Gas	DOWN 3%	DOWN 8%	DOWN 20%
Total	DOWN 9%	DOWN 11%	DOWN 22%
Reported in constant dollars based on reporting from dealers and direct sales.

Caterpillar Inc. Machine Retail Sales by End Use

	2016	2015
Waste	3%	2%
Forestry	3%	4%
Paving & Compaction	5%	4%
Industrial	5%	5%
Quarry & Aggregates	11%	10%
Mining*	15%	19%
General Construction	21%	19%
Heavy Construction	37%	37%
As reported primarily by dealers.
*For purposes of this report, retail sales of highwall miners and longwall miners are not included in Mining.

Caterpillar Inc. Energy & Transportation Retail Sales by End Use

	2016	2015
Transportation	13%	16%
Industrial	16%	13%
Power Gen	32%	30%
Oil & Gas	39%	41%
As reported primarily by dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining. The Construction Industries product portfolio primarily includes the following machines:

·backhoe loaders	·compact loaders	·small track-type tractors
·track-type loaders	·small and medium wheel loaders	·medium track-type tractors
·mini excavators	·small, medium and large track excavators	·motorgraders
·wheel excavators	·pipelayers	·telehandlers
·cold planers	·asphalt pavers	·compactors
·road reclaimers	·wheel and track skidders	·knuckleboom loaders
·site prep tractors	·wheel and track feller bunchers	·forestry excavators
·skid steer loaders

EAME: Europe, Africa, Commonwealth of Independent States and Middle East

Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines, turbines, diesel-electric locomotives, integrated systems and solutions, and related parts across industries serving oil and gas, power generation, industrial and marine applications as well as rail-related businesses.

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications. The Resource Industries product portfolio primarily includes the following machines:

·electric rope shovels	·large mining trucks	·landfill compactors
·draglines	·longwall miners	·soil compactors
·hydraulic shovels	·large wheel loaders	·machinery components
·track and rotary drills	·off-highway trucks	·electronics and control systems
·highwall miners	·articulated trucks	·select work tools
·hard rock vehicles	·scoops and haulers	·hard rock continuous mining systems
·continuous miners	·wheel tractor scrapers
·large track-type tractors	·wheel dozers

For purposes of this report, retail sales of highwall miners and longwall miners are not included in Resource Industries.

FORWARD-LOOKING STATEMENTS

Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) our ability to develop, produce and market quality products that meet our customers’ needs; (vi) the impact of the highly competitive environment in which we operate on our sales and pricing; (vii) information technology security threats and computer crime; (viii) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (ix) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (x) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) union disputes or other employee relations issues; (xiii) adverse effects of unexpected events including natural disasters; (xiv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvi) our Financial Products segment’s risks associated with the financial services industry; (xvii) changes in interest rates or market liquidity conditions; (xviii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xix) currency fluctuations; (xx) our or Cat

Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxi) increased pension plan funding obligations; (xxii) alleged or actual violations of trade or anti-corruption laws and regulations; (xxiii) international trade policies and their impact on demand for our products and our competitive position; (xxiv) additional tax expense or exposure; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

March 20, 2017	By:	/s/ Suzette M. Long
Suzette M. Long Interim Executive Vice President, Law and Public Policy